Exhibit 10.43
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
PPD, INC.
2020 OMNIBUS INCENTIVE PLAN
(Performance-Based Vesting Award)

PPD, Inc. (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below a number of performance-based Restricted Stock Units (“Performance Stock Units”) equal to the “Maximum Number of Performance Stock Units” set forth below. The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), in Appendix A attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: [First Name] [Last Name]

Date of Grant: [●]

Performance Period: January 1, 2021 to December 31, 2023

Target Number of
Performance Stock Units: [Target Number of Performance Stock Units Granted]

Maximum Number of
Performance Stock Units: [Maximum Number of Performance Stock Units Granted]

Vesting Schedule:            The Performance Stock Units shall vest in accordance with Appendix A.

Dividend Equivalents:            The Performance Stock Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

Participant1

___________________________________
PPD, INC.

___________________________________
By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

Exhibit 10.43

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
PPD, INC.
2020 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the PPD, Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), PPD, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of performance-based Restricted Stock Units (the “Performance Stock Units”) equal to the “Maximum Number of Performance Stock Units” provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice and Appendix A, attached hereto.

3. Settlement of Performance Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Performance Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Performance Stock Unit shall be cancelled upon such delivery. The Company shall either (a) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator or (b) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4. Treatment of Performance Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant.

(a) The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Performance Stock Units are not transferable by the Participant provided, however, to the extent permitted by the Committee in accordance with Section 13(b) of the Plan,

Exhibit 10.43
Performance Stock Units may be transferred to Permitted Transferees. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

7. Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

9. Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11. Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Performance Stock Units, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received upon the settlement of any Performance Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Performance Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

Exhibit 10.43
14. Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16. Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice, Appendix A and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Appendix A

Provided that the Participant has not undergone a Termination as of the date the Committee certifies in writing the extent to which the Performance Condition set forth below has been met, the Performance Stock Units will become vested based on achievement of the Performance Condition with respect to the Performance Period as set forth below.

1.Performance Condition: The number of Performance Stock Units that vest shall be based on the achievement of the Performance Condition set forth below

Performance Condition	Threshold Level of Achievement	Target Level of Achievement	Maximum Level of Achievement
Adjusted EBITDA CAGR	5.0%	9.0%	13.0%

2.Calculation of Number of Vested Performance Stock Units: As soon as practicable following the completion of the Performance Period, the Committee shall determine, in its sole discretion, the achievement with respect to the Performance Condition and calculate the “Percentage of Target Award Earned” based on the percentages specified below.

The Performance Condition shall not be achieved and the Performance Stock Units shall not become vested until the Committee certifies in writing the extent to which the Performance Condition has been met. All determinations with respect to whether and the extent to which the Performance Condition has been achieved shall be made by the Committee in its sole discretion. In the event that actual performance does not meet the “Threshold”

Exhibit 10.43
level of achievement with respect to the Performance Condition as set forth in the table above, the “Percentage of Target Award Earned” shall be 0%. In the event that actual performance exceeds the “Maximum” level of achievement with respect to the Performance Condition as set forth in the table above, the “Percentage of Target Award Earned” shall be 200%.

If the actual performance with respect to the Performance Condition determined by the Committee is between (i) the “Threshold” and “Target” levels of achievement or (ii) the “Target” and “Maximum” levels of achievement, then the “Percentage of Target Award Earned” shall be determined by linear interpolation (and rounded to the nearest tenth of a whole percent). For example, (i) if the Committee determines that the Adjusted EBITDA CAGR for the Performance Period was 6.6%, then the “Percentage of Target Award Earned” would be equal to 70% (50% + ((6.6% – 5.0%)/ 0.4%) * 5%) and (ii) if the Committee determines that the Adjusted EBITDA CAGR for the Performance Period was 11.0%, then the “Percentage of Target Award Earned” would be equal to 150% (100% + ((11.0% – 9.0%) / 0.4%) * 10%).

Level of Achievement	Percentage of Target Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Above Maximum	200%

Any Performance Stock Units which do not become vested based on actual performance during the Performance Period shall be forfeited for no consideration therefor as of the date that the Committee certifies in writing the achievement with respect to the Performance Condition.

3. Definitions:

“Adjusted EBITDA” shall mean the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the applicable fiscal year financial results or as otherwise determined by the Audit Committee of the Board.

“Adjusted EBITDA CAGR” shall mean compounded annual growth rate with respect to Adjusted EBITDA, and shall be expressed as a percentage (rounded to the nearest tenth of a percent) and shall be calculated for a performance period using the following formula:
“Beginning Adjusted EBITDA” shall mean Adjusted EBITDA with respect to the Company’s fiscal year ended December 31, 2020.

“Ending Adjusted EBITDA” shall mean Adjusted EBITDA with respect to the Company’s fiscal year ended December 31, 2023.

“Performance Period” shall mean the “Performance Period” specified on the Grant Notice.